SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                --------------

                                   FORM 8-K

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): August 1, 2001


                          AGILENT TECHNOLOGIES, INC.
              (Exact Name of Registrant as Specified in Charter)

                                   Delaware
                (State or Other Jurisdiction of Incorporation)

                                   001-15405
                           (Commission File Number)

                                  77-0518772
                       (IRS Employer Identification No.)

                              395 Page Mill Road
                             Palo Alto, CA 94306
             (Address of Principal Executive Offices) (Zip Code)

                                (650) 752-5000
             (Registrants' Telephone Number, Including Area Code)

Item  2.          Acquisition or Disposition of Assets.

        On August 1, 2001, the Registrant completed the sale of its Healthcare Solutions Group to Koninklijke Philips Electronics N.V. Total cash proceeds from the sale are expected to be approximately $1.7 billion pursuant to the Asset Purchase Agreement, dated as of November 17, 2000, as amended and supplemented by the Amendment and Supplemental Agreement, dated as of August 1, 2001. Of that amount, $1.6 billion was received on August 1, 2001. The press release announcing the completion of the sale is attached as Exhibit
99.1 to this report.



Item 7.     Financial Statements and Exhibits
(b)     Pro Forma Financial Information

            See Annex A following signature page hereto.

(c)     Exhibits


Exhibit No.                              Description

2.1 Asset Purchase Agreement dated as of November 17, 2000 between Agilent Technologies Inc. and Koninklijke Philips Electronics N.V. (without schedules)(incorporated by reference to Exhibit 2.17 to the Registrant's Quarterly Report on Form 10-Q filed on March 19, 2001)

2.2 Amendment and Supplemental Agreement dated as of August 1, 2001 between Agilent Technologies, Inc. and Koninklijke Philips Electronics N.V.

2.3 Master Service Level Agreement dated as of August 1, 2001 between Agilent Technologies, Inc. and Koninklijke Philips Electronics N.V.

99.1 Press Release, dated August 1, 2001, announcing completion of the sale of the Healthcare Solutions Group.

                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AGILENT TECHNOLOGIES, INC.

                              By: /s/ Marie Oh Huber
                                 -------------------------------------------
                                  Name:   Marie Oh Huber
                                  Title:  Vice President, Assistant Secretary
                                          and Assistant General Counsel

Date:  August 15, 2001

                                                                      ANNEX A


Disposition of Agilent's Healthcare Solutions Business
------------------------------------------------------

On August 1, 2001, Agilent Technologies, Inc. ("Agilent") completed the sale of its healthcare solutions business to Koninklijke Philips Electronics, N.V. ("Philips") pursuant to an Asset Purchase Agreement for a total purchase price of $1.7 billion. Philips paid initial proceeds of $1.6 billion to Agilent on August 1, 2001, with further payments to follow pursuant to the terms of the Asset Purchase Agreement dated as of November 17, 2000, as amended and supplemented by the Amendment and Supplemental Agreement, dated as of August 1, 2001. Agilent expects to receive the majority of these additional payments within one year, subject to Agilent's performance of certain services for Philips. In addition, the purchase price is subject to adjustment based on an independent audit of the purchased net assets.

Agilent plans to apply some of the proceeds to pay back all of its short-term debt. The remaining proceeds will be added to existing operating cash reserves. Most of Agilent's healthcare solutions business' operational facilities and certain of its associated assets and liabilities were transferred to Philips. Agilent is restricted from competing in the development, manufacturing, selling or servicing of certain medical products for five years. For an incremental fee, Agilent will provide certain support services to Philips for at least twelve months.

For the purposes of this document, the unaudited pro forma condensed consolidated financial statements of Agilent set forth below are used to show the effects of the sale of Agilent's healthcare solutions business as if it occurred on April 30, 2001 for balance sheet purposes, based on certain estimates and assumptions. Agilent used April 30, 2001 because it marks the end of the latest fiscal period for which financial information is publicly available. These unaudited pro forma condensed consolidated financial statements may not be indicative of Agilent's financial position at any future date.

The unaudited pro forma condensed consolidated financial statements of Agilent set forth below consist of an unaudited pro forma condensed consolidated balance sheet and the associated footnotes as of April 30, 2001. Agilent's unaudited pro forma condensed consolidated statements of earnings for the six months ended April 30, 2001 and for the twelve months ended October 31, 2000 are not presented because there were no material pro forma adjustments for these periods. If unaudited pro forma condensed consolidated statements of earnings for the six months ended April 30, 2001 and for the twelve months ended October 31, 2000 had been presented, interest expense of approximately $16 million and $2 million, respectively, would have been removed from these periods. Because of its non-recurring nature, the net gain resulting from the sale would not be reflected in the unaudited pro forma condensed consolidated statements of earnings had they been presented.

The unaudited pro forma condensed consolidated balance sheet gives effect to Agilent's receipt of the initial proceeds of $1.6 billion from Philips as if such transaction had occurred on April 30, 2001. Certain adjustments expected to occur as a result of the sale have been reflected in the unaudited pro forma condensed consolidated balance sheet. Determination of the actual net assets sold to Philips, the total purchase price and the gain on sale is subject to various post-closing adjustments and the performance of certain services.

The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with Agilent's annual report on Form 10-K for the fiscal year ended October 31, 2000, the quarterly report on Form 10-Q for the period ended April 30, 2001 and the current report on Form 8-K filed on June 29, 2001.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             As of April 30, 2001
             ($ in millions, except par value and share amounts)


                                      As             Pro Forma       Pro Forma
                                      Reported     Adjustments     as Adjusted
                                      --------     -----------     -----------

Assets
  Cash and cash equivalents...........$  809         $1,600 (A)
                                                       (773)(B)       $1,636
  Accounts receivable, net............ 1,573                           1,573
  Inventory........................... 1,791                           1,791
  Other current assets................   825                             825
                                     --------                         -------
     Total current assets............. 4,998                           5,825
Property, plant and equipment, net.... 1,848                           1,848
Goodwill and other intangible assets,
  net............................... . 1,238                           1,238
Other assets .........................   383            (90)(C)          293
  Net investment in discontinued
operations ...........................   613           (613)(D)           --
                                     --------       --------          -------
     Total assets....................$ 9,080          $ 124           $9,204
                                     ========       ========          =======
Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable...................$   653                          $  653
  Notes payable and short-term
    borrowings.......................    773            (773)(B)          --
  Employee compensation and benefits.    657                             657
  Deferred revenue...................    377                             377
  Accrued taxes and other accrued
    liabilities......................    638             340 (E)         978
                                     --------       ---------         -------
     Total current liabilities.......  3,098            (433)          2,665
                                     --------       ---------         -------

Other liabilities....................    366              (8)(F)         358
Commitments and contingencies
Stockholders' equity:
Preferred stock; $.01 par value;
125,000,000 shares authorized; none
issued and outstanding...............     --                               --
Common stock; $.01 par value;
2,000,000,000 shares authorized;
457,073,000 shares at April 30, 2001
outstanding..........................      5                                5
Additional paid-in capital...........  4,589              33(C)         4,622
Retained earnings....................  1,007             532(C)         1,539
Accumulated comprehensive income.....     15                               15
                                     --------        ----------        -------
     Total stockholders' equity......  5,616             565            6,181
                                     --------        ----------        -------
     Total liabilities and
       stockholders' equity..........$ 9,080            $124           $9,204
                                     ========        ==========        =======


The accompanying notes are an integral part of this unaudited pro forma condensed consolidated balance sheet.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(A) Reflects initial proceeds of $1.6 billion received by Agilent from Philips of the total purchase price of $1.7 billion. The Asset Purchase Agreement, dated as of November 17, 2000, as amended and supplemented by the Amendment and Supplemental Agreement, dated as of August 1, 2001, details additional payments by Philips which are contingent upon Agilent's performance of certain services for Philips. In addition, the purchase price is subject to adjustment based on an independent audit of the purchased net assets.

(B) Reflects repayment of notes payable and short-term borrowings. Agilent intends to use the proceeds to repay borrowings. For the purposes of this unaudited pro forma condensed consolidated balance sheet, it has been assumed that all short-term debt is repaid on April 30, 2001.

(C) Reflects estimated gain resulting from the sale of the healthcare solutions business to Philips and other assets and liabilities incurred or relieved as a result of the sale. The net estimated gain on sale as of April 30, 2001 is recorded as an increase to retained earnings in the unaudited pro forma condensed consolidated balance sheet. The final pre-tax gain amount will be determined based on the excess of proceeds received over the actual carrying value of the healthcare solutions business' net assets as of August 1, 2001 less direct costs associated with the sale. The pro forma gain does not give effect to any contingent payments which may be received in the future, as discussed in Note (A) above.

   The following represents a summary of the components of the estimated gain on sale as of April 30, 2001:



   (in millions)

       Initial proceeds from sale                       $1,600  (A)
       Net investment in discontinued operations          (613) (D)
       Divestiture costs                                   (29) (1)
       Pension gain                                         37  (2)
       Stock-related compensation charges                  (33) (3)
       Deferred taxes                                      (90) (4)
                                                    ------------
       Estimated gain before tax                           872
       Provision for taxes                                 340  (5)
                                                    ------------
       Net estimated gain before purchase price           $532
       adjustments
                                                    ============

   (1) Estimated divestiture costs such as legal fees, consultants' fees and other third-party incremental expenses directly related to the sale of the healthcare solutions business.

   (2) Estimated curtailment and settlement gain for Agilent's U.S. and international pension plans. This estimate was based on a plan-by-plan analysis of Agilent's defined benefit, defined contribution, excess benefit and post-retirement benefit plans for U.S. and international locations.

   (3) Estimated non-cash charges related to stock option and purchase plan modifications in connection with the sale of the healthcare solutions business.

   (4) Estimated charge for net deferred tax assets related to the healthcare solutions business.

   (5) Estimated income tax provision at a rate of 39% for the gain on sale of the healthcare solutions business.


(D) Reflects Agilent's net investment in its healthcare solutions business as of April 30, 2001, which includes certain assets (such as goodwill) and liabilities (such as restructuring liabilities) that will not be transferred to Philips. This amount is not indicative of Agilent's net investment at the close date.

                                                    April 30, 2001
                                                    --------------
                                                     (in millions)

       Current assets                                     $593
       Property, plant and equipment, net                   51
       Goodwill and other intangible assets, net            98
       Other assets                                         12
       Current liabilities                                (136)
       Other liabilities                                    (5)
                                                  -------------
       Total                                              $613
                                                  =============

(E) Reflects accrued tax liabilities associated with the gain. (See Note C)

(F) Reflects other liabilities (including pension) transferred to Philips. (See Note C)

                                 EXHIBIT INDEX


Exhibit No.                              Description

2.1 Asset Purchase Agreement dated as of November 17, 2000 between Agilent Technologies, Inc. and Koninklijke Philips Electronics N.V. (without schedules) (incorporated by reference to Exhibit 2.17 to the Registrant's Quarterly Report on Form 10-Q filed on March 19, 2001)

2.2 Amendment and Supplemental Agreement dated as of August 1, 2001 between Agilent Technologies, Inc. and Koninklijke Philips Electronics N.V.

2.3 Master Service Level Agreement dated as of August 1, 2001, between Agilent Technologies, Inc. and Koninklijke Philips Electronics N.V.

99.1 Press Release, dated August 1, 2001, announcing completion of the sale of the Healthcare Solutions Group